UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2019

GSRX INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices) (zip code)

(214) 808-8649

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

On July 17, 2019, GSRX Industries Inc., a Nevada corporation and its subsidiaries (collectively the “Company”) and Andrew Alvis (“Consultant”) entered into a consulting agreement (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, the Company agreed, by unanimous written consent, to designate the Consultant Chief Operating Officer of the Company. The parties agreed that the term of the Consulting Agreement shall commence as of July 1, 2019 and shall continue until terminated (the “Term”). The parties agreed that either party may terminate the Consulting Agreement at any time, but only if the terminating party provide thirty (30) days written notice to the other party.

Pursuant to the Consulting Agreement, the Company further agreed to pay the Consultant, in consideration for the services provided to the Company by the Consultant, a monthly cash fee of $7,500 per month (the “Base Consulting Fee”), during the Term, payable in accordance with the Company’s standard practices. The parties agreed that the Base Consulting Fee may be adjusted from time to time, by mutual written agreement of the parties. The parties agreed that the Consultant shall be entitled to receive additional, variable performance incentive bonuses in the form of cash or equity, the amount of which, if any, shall be determined by the Board of Directors of the Company in its sole discretion. The parties agreed that, as additional consideration for the Services provided by the Consultant during the Term, the Consultant will be granted 200,000 options with an exercise price of $1.00, vesting evenly over twenty four months and an additional 200,000 options with an exercise price of $1.00, awarded the first month that the Company achieves $4 million of net revenues.

The foregoing description of the Consulting Agreement is qualified in its entirety and incorporated herein by reference to Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of certain options granted or to be granted to the Consultant pursuant to the Consulting Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As incorporated in Item 1.01, on July 17, 2019, the Company and the Consultant entered into the Consulting Agreement designating the Consultant Chief Operating Officer of the Company, with such appointment taking effect on July 1, 2019.

Mr. Alvis comes to the Company from Atilla Management, where he served as Chief Financial Officer from 2018 to July 2019 with responsibility for all financial and operational aspects of that multi-dimensional healthcare provider. Prior to that, Alvis was National Manager, Data Strategy Executive at Toyota Financial Services from 2015 through 2017 and, before that was Chief of Operations for the digital media startup McDonald’s Channel from 2012 through 2014. His extensive senior financial management experience also includes over 10 years at Bank of America, where he most recently served as SVP, Senior Finance Executive of Mortgage Servicing Operations and, before that led the Finance Merger Transition Team there for five years.

Item 7.01 Regulation FD Disclosure.

On July 17, 2019, the Company issued a press release, announcing that it has named Andrew Alvis Chief Operating Officer, a new position with the Company, pursuant to the Consulting Agreement, and discloses his background. The press release provides a description of the Company and discusses forward looking statements of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report, including the exhibits hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this report, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Consulting Agreement, dated July 17, 2019
99.1	Press Release, dated July 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSRX INDUSTRIES INC.

Dated: July 17, 2019	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer